UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CUMULUS MEDIA INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CUMULUS MEDIA INC.

Special Meeting of Stockholders

[•], 2017

Notice of Meeting and Proxy Statement

PRELIMINARY PROXY MATERIALS

DATED DECEMBER 13, 2016

SUBJECT TO COMPLETION

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2017

To the Stockholders of Cumulus Media Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Cumulus Media Inc., a Delaware corporation (the “Company,” “we” or “our”), which will be held at [●], on [●], 2017 at [●] [a.m.], local time. During this meeting, stockholders will vote on the following items:

(1) a proposal to approve, in accordance with NASDAQ Rules 5635(b) and 5635(d), the issuance of additional shares of our Class A common stock (the “Equity Issuance”) in connection with a private exchange offer for the outstanding 7.75% Senior Notes due 2019 issued by Cumulus Media Holdings Inc., a directly wholly-owned subsidiary of the Company, which notes are guaranteed by the Company;

(2) a proposal to approve and adopt an amendment and restatement (the “Fourth A&R Certificate of Incorporation”) of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, which authorizes the issuance of up to 100 shares of each of two new classes of common stock, Class D common stock, $.01 par value per share, and Class E common stock, $.01 par value per share; and

(3) the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Equity Issuance or the approval and adoption of the Fourth A&R Certificate of Incorporation.

Only holders of record of shares of our Class A common stock or Class C common stock at the close of business on December [●], 2016 are entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof.

Holders of a majority of the voting power represented by the outstanding shares of our Class A common stock and Class C common stock, voting together as a single class, must be present in person or by proxy in order for the Special Meeting to be validly held. We urge you to date, sign and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or through the Internet, as soon as possible, whether or not you expect to attend the Special Meeting in person. If you attend the Special Meeting and wish to vote your shares in person, you may do so by validly revoking your proxy at any time prior to the vote.

This notice, the proxy statement and the accompanying proxy card are being distributed to stockholders and made available on the Internet commencing on or about December [●], 2016.

Richard S. Denning

Corporate Secretary

December [●], 2016

-i-

SPECIAL MEETING PROXY STATEMENT

GENERAL INFORMATION

This Special Meeting Proxy Statement (this “Proxy Statement”) is being furnished to stockholders of Cumulus Media Inc., a Delaware corporation (the “Company,” “we” or “our”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held at [●], on [●], 2017 at [●] [a.m.], local time, and at any postponements or adjournments thereof. The proxy materials, including this Proxy Statement and the proxy card, are first being distributed and made available on the Internet on or about December [●], 2016.

As stated in the accompanying Notice of Special Meeting of Stockholders, we will hold the Special Meeting to vote on:

•

Proposal 1:    approve, in accordance with NASDAQ Rules 5635(b) and 5635(d), the issuance of additional shares of our Class A common stock (or warrants therefor (the “warrants”), if deemed necessary to comply with the requirements of the Communications Act of 1934, as amended, or the rules, regulations and policies promulgated by the Federal Communications Commission in effect from time to time (collectively, the “FCC Rules”) (collectively, the “Equity Issuance”) in connection with the private exchange offer (the “Exchange Offer”) for the outstanding 7.75% Senior Notes due 2019 (the “Outstanding Notes”) issued by Cumulus Media Holdings Inc. (“Holdings”), a directly wholly-owned subsidiary of the Company, and guaranteed by the Company;

•

Proposal 2:    approve and adopt an amendment and restatement (the “Fourth A&R Certificate of Incorporation”) of the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Third A&R Certificate of Incorporation”), which authorizes the issuance of up to 100 shares of each of two new classes of common stock, Class D common stock, $.01 par value per share (“Class D common stock”), and Class E common stock, $.01 par value per share (“Class E common stock”), in the form attached as Annex A to this Proxy Statement; and

•

Proposal 3:    approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Equity Issuance or the approval and adoption of the Fourth A&R Certificate of Incorporation.

Our By-Laws provide that only business within the purposes described in the meeting notice may be conducted at a special meeting of stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: This Proxy Statement is available at www.investorvote.com/CMLS.

You may vote your shares prior to the Special Meeting by following the instructions provided in this Proxy Statement and the enclosed proxy card.

The record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on December [●], 2016. All holders of record of outstanding shares of Class A common stock and Class C common stock as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. If your shares are held in “street name” through a bank, broker or other nominee, you must obtain a proxy card from your bank, broker or other nominee in order to be able to vote your shares at the Special Meeting. On the Record Date, we had [●] outstanding shares of Class A common stock, no outstanding shares of Class B common stock and 80,609 outstanding shares of Class C common stock. Each outstanding share of Class A common stock on the Record Date is entitled to one vote on each proposal listed in this Proxy Statement and each outstanding share of Class C common stock on the Record Date is entitled to ten votes on each proposal listed in this Proxy Statement.

VOTING INSTRUCTIONS

A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card or a form of proxy. A proxy card for you to use in voting at the Special Meeting accompanies this Proxy Statement. You may also vote by telephone or through the Internet as follows:

•	by telephone: call toll free 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message; or

•	through the Internet: visit www.investorvote.com/CMLS and follow the steps outlined on the secure website.

If you vote through the Internet, you may incur costs such as data and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for stockholders of record will close on [●], 2017 at 1:00 a.m., Central Time. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

All properly executed proxies that are received prior to, or at, the Special Meeting and not revoked (and all shares properly voted by telephone or through the Internet) will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR each of Proposal 1, Proposal 2 and Proposal 3.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions for voting on the form provided by your bank, broker or other nominee. You may submit voting instructions by telephone or through the Internet or, if you received your proxy materials by mail, you may complete and mail a proxy card to your bank, broker or other nominee. If you provide specific voting instructions by telephone, through the Internet or by mail, your bank, broker or other nominee will vote your shares as you have directed.

If you receive more than one proxy card or voting instruction form, it means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks, brokers or other nominees.

We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder. Please vote all of your shares.

CHANGING A PRIOR VOTE OR REVOKING A PROXY

If you have given a proxy or voted by telephone or through the Internet pursuant to this proxy solicitation, you may nonetheless revoke your proxy or vote by attending the Special Meeting and voting in person. In addition, you may revoke any proxy you give before the Special Meeting by voting by telephone or through the Internet at a later date (in which case only the last vote will be counted) prior to 1:00 a.m., Central Time on [●], 2017, by delivering a written statement revoking the proxy or vote or by delivering a duly executed proxy bearing a later date to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305, so that it is received prior to the Special Meeting, or by voting at the Special Meeting itself prior to the closing of the polls. If you have executed and delivered a proxy to us or voted by telephone or through the Internet, your attendance at the Special Meeting will not, by itself, constitute a revocation of your proxy or prior vote.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions for changing or revoking your vote on the proxy card provided by your bank, broker or other nominee.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Class A common stock is entitled to one vote on each of Proposal 1, Proposal 2 and Proposal 3. Each outstanding share of Class C common stock is entitled to ten votes on each of Proposal 1, Proposal 2 and Proposal 3.

Approval of Proposal 1 will require the affirmative vote of a majority of the votes present at the Special Meeting and entitled to vote.

Approval of Proposal 2 will require the affirmative vote of a majority of the total votes outstanding and entitled to vote at the Special Meeting.

Approval of Proposal 3 will require the affirmative vote of a majority of the votes present at the Special Meeting and entitled to vote.

Discretionary Voting of Shares Held in “Street Name”

If your shares of Class A common stock or Class C common stock are held in “street name” through a bank, broker or other nominee, you will receive instructions from the registered holder describing how to direct the registered holder to vote your shares.

We believe that your bank, broker or other nominee may be able to vote your “street name” shares on Proposal 3 — the adjournment of the Special Meeting, in their discretion if you do not give them voting instructions, although they will not be required to do so. Your bank, broker or other nominee does not have discretionary authority to vote on Proposal 1 — the Equity Issuance or Proposal 2 — the approval and adoption of the Fourth A&R Certificate of Incorporation. See “Quorum Required; Abstentions and “Broker Non-Votes” and Their Effects” below.

Quorum Required; Abstentions and “Broker Non-Votes” and Their Effects

Quorum Required. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of Class A common stock and Class C common stock, voting together as a single class, is required to constitute a quorum for the transaction of business at the Special Meeting.

Abstentions and “Broker Non-Votes.” Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a bank, broker or other nominee) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial holder. As noted above, we believe that a bank, broker or other nominee may be entitled to vote your shares without your instructions on Proposal 3, although such registered holder will not be required to vote such shares, and will not have discretionary authority to vote your shares without your instructions, on Proposal 1 or Proposal 2.

For Proposal 1 and Proposal 3, “broker non-votes,” if any, will not be counted in determining the number of votes cast and will have no effect on the approval of the proposal, but abstentions will have the same effect as a vote against Proposal 1 and Proposal 3.

For Proposal 2, abstentions and “broker non-votes,” if any, will have the same effect as a vote against Proposal 2.

Voting Agreement

On December 6, 2016, the Company and Crestview Radio Investors, LLC (“Crestview”) entered into a voting agreement pursuant to which Crestview agreed that at each annual, special or other meeting of the stockholders of the Company, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval of the Company’s stockholders is sought, in each case, with respect to (i) the issuance of shares of Class A common stock in the Exchange Offer and (ii) the amendment and restatement of the Company’s certificate of incorporation to effect the issuance of the Class D common stock and Class E common stock to certain holders of the Outstanding Notes (collectively, the “Transactions”), Crestview will (a) when a meeting is held, attend such meeting or otherwise cause such shares of common stock it holds to be counted as present thereat, and (b) vote (or cause to be voted) all shares of common stock held by Crestview as of the date of such meeting that are eligible to vote on the matter or matters submitted to a vote of the Company’s stockholders at such meeting in accordance with the recommendation of the Board of Directors of the Company with respect to the Transactions.

No Appraisal Rights

Under the laws of the State of Delaware, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights in connection with any of the proposals in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information concerning the beneficial ownership of our voting common stock as of December 1, 2016 (unless otherwise noted) by (1) each person known to us to beneficially own more than 5% of any class of our voting common stock, (2) each of our directors and each of our named executive officers, and (3) all of our current directors and executive officers as a group. The information in the table and footnotes from sources pre-dating the 1-for-8 reverse stock split effected by the Company on October 12, 2016 has been adjusted to reflect such reverse stock split.

	Class A common stock(1)			Class C common stock(1)		Percentage of Voting Control
Name of Stockholder	Number of Shares		Percentage	Number of Shares	Percentage
Crestview Radio Investors(2)	9,120,557		30.2%	—	—	29.4%
Greywolf Event Driven Master Fund(3)	1,605,672		5.5%	—	—	5.3%
Mary G. Berner	155,061	(4)	*	—	—	*
Jeffrey A. Marcus(5)	—		—	—	—	—
Brian Cassidy(5)	—		—	—	—	—
Lewis W. Dickey, Jr.	3,515,940	(6)	11.2%	80,609	100%	13.5%
Ralph B. Everett	23,853	(7)	*	—	—	*
Alexis Glick	10,516		*	—	—	*
David M. Tolley	14,510		*	—	—	*
John Abbot	—		—	—	—	—
Richard S. Denning	155,416	(8)	*	—	—	*
Joseph P. Hannan(9)	—		—	—	—	—
John W. Dickey	265,357	(10)	*	—	—	*
All current directors and executive officers as a group (9 persons)	3,875,296	(11)	12.3%	80,609	100%	14.5%

*	Indicates less than one percent.

(1)	Each share of Class A common stock and Class C common stock entitles its holder to one vote and ten votes, respectively, on each matter to be voted upon by stockholders. Each holder of Class C common stock is entitled to convert at any time all or any part of such holder’s shares of Class C common stock into an equal number of shares of Class A common stock without cost to such holder (except any transfer taxes that may be payable). However, to the extent that such conversion would result in the holder holding more than 4.99% of the Class A common stock following such conversion, the holder shall first deliver to the Company an ownership certification for the purpose of enabling the Company to (i) determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable Federal Communications Commission (the “FCC”) rules and regulations and (ii) obtain any necessary approvals from the FCC or the United States Department of Justice. The Company, however, is not required to convert any share of Class C common stock if the Company reasonably and in good faith determines that such conversion would result in a violation of the Communications Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either act. In the event of the death of Mr. L. Dickey, Jr., each share of Class C common stock held by him, or any party related to or affiliated with him, will automatically be converted into one share of Class A common stock.

(2)	This information is based in part on a Schedule 13D/A filed on December 7, 2016. Includes presently exercisable warrants to purchase 976,944 shares of Class A common stock. Shares are held by Crestview Radio Investors, LLC, a special purpose investment vehicle, various Crestview investment funds which are members of Crestview Radio Investors, LLC, and certain other Crestview affiliates that are general partners of, or provide investment advisory and management services to, such funds. The address of each of these entities is 667 Madison Avenue, New York, New York 10065.

(3)	This information is based in part on a Schedule 13G filed on July 5, 2016. Shares are held by Greywolf Event Driven Master Fund, various Greywolf investment funds, and the sole managing member of one of the various Greywolf investment funds. The address of: (i) Greywolf Event Driven Master Fund is 89 Nexus Way, Camana Bay, Grand Cayman KY19007; and (ii) all of the reporting persons other than Greywolf Event Driven Master Fund is 4 Manhattanville Road, Suite 201, Purchase, New York 10577.

(4)	Includes 150,000 shares of Class A common stock underlying options that are presently exercisable.

(5)	The holder is one of Crestview’s designees to our Board. Does not reflect any securities owned by Crestview Radio Investors, LLC.

(6)	Includes: (i) 2,037,961 shares of Class A common stock underlying options that are presently exercisable; and (ii) indirect beneficial ownership of 1,042,658 shares of Class A common stock directly owned by Dickey Holdings Limited Partnership, LLLP, an entity in which Mr. L. Dickey, Jr. holds certain partnership interests. Mr. L. Dickey, Jr. disclaims beneficial ownership of all of the shares held by Dickey Holdings Limited Partnership except to the extent of his pecuniary interest therein.

(7)	Includes 5,681 shares of Class A common stock underlying options that are presently exercisable.

(8)	Includes 145,489 shares of Class A common stock underlying options that are presently exercisable.

(9)	Mr. Hannan is our former Senior Vice President, Treasurer and Chief Financial Officer and the information is as of June 22, 2016, the date of his resignation from all positions with the Company.

(10)	Mr. J. Dickey is our former Executive Vice President of Content and Programming. Includes indirect beneficial ownership of 13,100 shares of Class A common stock owned by his wife. Excludes all securities owned by Dickey Holdings Limited Partnership, in which Mr. J. Dickey holds certain partnership interests (see footnote 6). This information is based on information provided to the Company by Mr. J. Dickey, who ceased his employment with the Company on September 29, 2015.

(11)	See footnotes 4-8.

PROPOSAL 1: APPROVAL OF THE EQUITY ISSUANCE IN CONNECTION WITH

THE EXCHANGE OFFER FOR THE OUTSTANDING NOTES

The Company is seeking stockholder approval under the applicable provisions of NASDAQ Rule 5635 for the issuance of additional shares of Class A common stock (or warrants to purchase such shares if deemed necessary to comply with the requirements of the FCC Rules) in connection with the Exchange Offer. As described below under “Description of the Exchange Offer,” assuming all $610.0 million in Outstanding Notes are validly tendered and accepted in the Exchange Offer, we will issue up to approximately 33.3% of our outstanding Class A common stock (or warrants to purchase such shares if deemed necessary to comply with the requirements of the FCC Rules) immediately following, and after giving effect to, the Exchange Offer, which based on the shares outstanding on the Record Date, would equal up to [●] shares of Class A common stock.

Reason for Request for Stockholder Approval

Our Class A common stock is listed on the NASDAQ Capital Market, and we are subject to the NASDAQ Stock Market Rules. We are seeking approval for the issuance of additional shares of Class A common stock in the Exchange Offer under all the applicable provisions of NASDAQ Rule 5635, which applies to the issuance of securities in certain circumstances.

NASDAQ Rule 5635(d) requires stockholder approval of an issuance of common stock equal to 20% or more of the common stock outstanding before the issuance if the issuance is for less than the greater of book or market value of the stock. Because the consideration provided to holders of Outstanding Notes in the Exchange Offer consists of revolving loans or participation interests (each as defined herein) and, in each case, shares of Class A common stock, and we have not undertaken a separate analysis of the respective values of the Outstanding Notes, the revolving loans, the participation interests and the shares of Class A common stock that will be issued in the Exchange Offer, we are seeking stockholder approval to ensure that the Company will be in compliance with NASDAQ Rule 5635(d).

In addition, under NASDAQ Rule 5635(b), companies are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ. NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b). Although no individual holder, nor any “group” (as defined in Section 13 of the Securities Act of 1933 (the “Securities Act”)) of holders, of Outstanding Notes is expected to own in excess of 20% of the voting power of the Company’s common stock following the Exchange Offer, we are seeking stockholder approval to ensure that the Company will be in compliance with NASDAQ Rule 5635(b).

Description of the Exchange Offer

On December 12, 2016, we commenced the Exchange Offer for the Outstanding Notes. The terms and conditions of the Exchange Offer are set forth in the Offering Memorandum, dated as of December 12, 2016 (as amended and supplemented from time to time, the “Offering Memorandum”), and the related offer materials (as amended and supplemented from time to time), which are summarized in a press release dated December 12, 2016 that we filed as an exhibit to a Current Report on Form 8-K filed with the SEC on December 13, 2016.

As of December 12, 2016, there was $610.0 million in aggregate principal amount of Outstanding Notes. Assuming all $610.0 million in Outstanding Notes are validly tendered and accepted in the Exchange Offer, we will issue, pursuant to the Exchange Offer, up to approximately 33.3% of our outstanding Class A common stock immediately following, and after giving effect to, the Exchange Offer, which, based on the shares outstanding on the Record Date, would equal up to [●] shares of Class A common stock.

The Exchange Offer is being made, and the revolving loans, participation interests and shares of Class A common stock are being offered and issued, only to holders of Outstanding Notes that (a) are both (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act, which are also institutional “accredited investors” as defined in the Securities Act and (ii) “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and (b) are not “benefit plan investors” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (collectively, “eligible holders”), in a private placement in reliance upon an exemption from the registration requirements of the Securities Act. The Exchange Offer is not being made to stockholders in their capacity as stockholders.

The offering, which includes revolving loans, participation interests, trust certificates and shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock, will not be registered under the Securities Act or any state securities law. The trust certificates and the shares of Class A common stock (or warrants, if applicable), Class D common stock and Class E common stock will be subject to restrictions on transfer and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The information contained in this Proxy Statement shall not constitute an offer to sell or exchange, or a solicitation of an offer to sell or exchange, any securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful. The Exchange Offer will be made solely pursuant to the Offering Memorandum and the related offer materials, which will set forth the complete terms and conditions of the Exchange Offer.

Purpose of the Exchange Offer

We are making the Exchange Offer in order to refinance the Outstanding Notes and thereby reduce, and extend the maturity of, our outstanding indebtedness, which we believe will promote our long-term financial viability. We will not retain any cash proceeds from borrowings incurred in connection with the Exchange Offer. The Outstanding Notes tendered and refinanced in connection with the Exchange Offer will be retired and cancelled and will not be reissued. The Exchange Offer is conditioned on, among other things, the Company obtaining stockholder approval for the issuance of the Class A common stock to be issued in the Exchange Offer, which is the subject of this Proposal 1.

Support Agreement

On December 6, 2016, holders of approximately $349.7 million aggregate principal amount, or 57.3%, of the Outstanding Notes (the “Supporting Holders”) entered into a refinancing support agreement (the “Support Agreement”) with the Company, Holdings and certain subsidiaries of Holdings, pursuant to which the Supporting Holders agreed to tender their Outstanding Notes in the Exchange Offer. The Support Agreement is the result of arms’ length negotiations with the Supporting Holders. To our knowledge, none of the Supporting Holders is affiliated with any director or officer of the Company or with each other. The obligation of the Supporting Holders to tender their Outstanding Notes in the Exchange Offer is subject to the conditions set forth in the Support Agreement.

The Support Agreement also contemplates that upon consummation of the Exchange Offer, the Company will issue two new classes of common stock of the Company, Class D common stock and Class E common stock, to certain Supporting Holders. Except as provided by law, shares of Class D common stock and Class E common stock issued to such Supporting Holders will not have any voting rights, however holders of Class D common stock will be entitled to vote separately, without the holders of any other class of stock, with respect to the election of an additional director, and similarly holders of Class E common stock will be entitled to vote separately, without the holders of any other class of stock, with respect to the election of an additional director. For further information regarding our Class D common stock and our Class E common stock, see “Proposal 2: Approval and Adoption of the Fourth A&R Certificate of Incorporation—Purpose of the Fourth A&R Certificate of Incorporation.”

Summary of Exchange Consideration

In accordance with the Support Agreement, the consideration to be offered to holders in the Exchange Offer for each $1,000 of Outstanding Notes properly tendered and not withdrawn on or prior to the Exchange Offer’s early tender date (the “Early Tender Date”) will consist of (i) at the holder’s option, (a) $500 of revolving loans due 2020 (the “revolving loans”) or (b) $500 of participation interests in the revolving loans (the “participation interests”) and (ii) 24.013 shares of Class A common stock (and/or warrants). For each $1,000 of Outstanding Notes tendered after the Early Tender Date and on or before the Exchange Offer’s expiration date (the “Expiration Date”), holders will receive $450 of participation interests and 24.013 shares of Class A common stock (and/or warrants).

In respect of the accrued and unpaid interest due on the Outstanding Notes, each eligible holder that properly tenders its Outstanding Notes on or prior to the Early Tender Date, and does not properly withdraw its tender on or prior to the Exchange Offer’s withdrawal deadline, will receive 100% of the accrued and unpaid interest due on such Outstanding Notes in cash on the settlement date of the Exchange Offer (the “Settlement Date”). Eligible holders that properly tender their Outstanding Notes after the Early Tender Date and on or before the Expiration Date that are accepted by us for exchange, will receive 50% of the accrued and unpaid interest due on such Outstanding Notes in cash on the Settlement Date.

The Revolver Amendments and the Revolving Loans

The revolving loans will be issued under the Amended and Restated Credit Agreement, dated as of December 23, 2013, among Holdings, as borrower, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other parties from time to time party thereto (the “existing credit agreement”). In connection with the Exchange Offer, Holdings will borrow up to $305.0 million in aggregate principal amount of revolving loans to be issued under our existing credit agreement. The revolving loans will be general obligations of Holdings, secured by first priority liens, ratably with the first priority liens securing other obligations under the existing credit agreement, on substantially all of the assets of Holdings (other than certain excluded assets) and will be guaranteed on a senior secured basis by the Company and the subsidiaries of Holdings that guarantee the other debt under the existing credit agreement.

In connection with the Exchange Offer, Holdings will enter into two amendments to the existing credit agreement to (i) provide for the incurrence of the revolving loans pursuant to an Incremental Revolving Facility (as defined in the existing credit agreement) in an aggregate amount sufficient to consummate the Exchange Offer and (ii) include certain modifications to the terms of our existing revolver, including to (a) extend the Revolving Credit Termination Date (as defined in our existing credit agreement) to November 23, 2020, (b) modify the financial covenant in section 8.1 of the existing credit agreement to permit the borrowing of the revolving loans in connection with the Exchange Offer and require compliance with the Consolidated First Lien Net Leverage Ratio (as defined in our existing credit agreement) at the levels currently set forth in our existing credit agreement for any future borrowings under the existing revolver, (c) upon completion of the Exchange Offer, eliminate the financial maintenance covenant under our existing revolver, (d) increase the Applicable Margin (as defined in our existing credit agreement) with respect to the revolving loans to 13.25%, subject to a 1.0% floor, for Eurodollar Rate loans (as defined in our existing credit agreement), and 12.25%, subject to a 2.0% floor, for ABR loans (as defined in our existing credit agreement) and (e) increase the undrawn commitment fee to 5.0%.

Also in connection with the Exchange Offer, the new revolving lender (as defined herein) and those eligible holders receiving revolving loans in the Exchange Offer will seek assignment of the revolving commitments currently held by the lenders under our existing revolver, which will become effective upon the consent of the Administrative Agent, which may not be unreasonably withheld or delayed. To the extent any revolving commitments remain unassigned to either the new revolving lender or to the exchanging revolving lenders at the Settlement Date, the aggregate principal amount of such unassigned revolving commitments will be, when borrowed to refinance the Outstanding Notes, distributed on the Settlement Date in cash on a pro rata basis to eligible holders participating in the Exchange Offer in lieu of a like amount of revolving loans or participation interests, as applicable, such eligible holder would otherwise be entitled to receive in the Exchange Offer.

The Trust Certificates and the Trust

At the Settlement Date, the participation interests will automatically be deposited into an entity that the Company will establish to effect the refinancing, Cumulus Pass Through Trust, a Delaware statutory trust (the “Trust”), in exchange for an equal aggregate principal amount of new trust certificates due 2020 (the “trust certificates”), representing fractional undivided interests in the property of the Trust (the “Trust Property”). The Trust Property will consist of:

•	participation interests in the revolving loans, with an aggregate principal amount equal to the aggregate principal amount of outstanding trust certificates;

•

funds resulting from payments made in respect of interest and fees on the revolving loans and repayments of revolving loans with a corresponding reduction in commitments, in each case which are deposited into the Trust from time to time for distribution to holders of trust certificates (“Certificateholders”);

•

funds resulting from repayments of principal on the revolving loans without a corresponding reduction in commitments that are deposited on behalf of the Trust with an institution, as a lender under the existing credit agreement (the “new revolving lender”), from time to time and held by the new revolving lender to fund any future revolving borrowings or for distribution to the Trust for distribution to Certificateholders once the commitments relating to such repayment amounts have been terminated; and

•	certain other assets and contractual rights and remedies as described in more detail in the Offering Memorandum.

Impact on Stockholders of Approval or Disapproval of this Proposal

If this proposal is not approved, the stockholder approval condition to the consummation of the Exchange Offer will not be satisfied and we may be unable to consummate the Exchange Offer. If we do not consummate the Exchange Offer, we will be unable to exchange and cancel the Outstanding Notes tendered in the Exchange Offer. Consequently, we will be unable to reduce and extend the maturity of our outstanding indebtedness, or reduce our annual interest expense as contemplated by the Exchange Offer.

If we are not able to consummate the Exchange Offer, we will consider all viable refinancing alternatives available to us at such time. However, a viable refinancing alternative arrangement may not be available or, if available, may not be on terms as favorable to our creditors and equity holders as the terms of the Exchange Offer. Such alternatives may be expensive and may have an uncertain timeline. We may be required to seek protection from our creditors through a bankruptcy filing. If so, the expenses of any such filing would reduce the assets available for payment or distribution to our creditors and, if applicable, stockholders.

If this proposal is approved, there may be other significant effects on the stockholders, including the following:

Stockholders will face significant dilution as a result of the issuance of additional shares of Class A common stock in the Exchange Offer.

If this proposal is approved and assuming the Exchange Offer is consummated and the maximum amount of $610.0 million of Outstanding Notes are validly tendered and accepted by us in the Exchange Offer, we will issue up to approximately 33.3% of our outstanding Class A common stock immediately following, and after giving effect to, the Exchange Offer, which based on the shares outstanding on the Record Date, would equal up to [●] shares of Class A common stock. As a result, the Company’s existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of the Company’s outstanding Class A common stock. The dilutive effects of the Exchange Offer (i) will reduce your relative voting power as a holder of our Class A common stock or Class C common stock, as the case may be, (ii) will reduce your relative share of the aggregate amount of any dividends or distributions with respect to our Class A common stock or Class C common stock, as the case may be, and (iii) may have an adverse impact on the market price of the Company’s

Class A common stock. The dilutive effect of the issuance of additional shares could also have an anti-takeover effect. The dilution of the voting power of a person seeking control of the Company could deter or render more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Interests of Directors and Executive Officers of the Company in the Outstanding Notes

To the knowledge of the Company, no person who is or has been an executive officer or director of the Company since January 1, 2015 through the date of this proxy statement has any beneficial interest in the Outstanding Notes and the Company will not be issuing any shares of Class A common stock covered by this proposal to such persons. To the knowledge of the Company, none of our officers or directors otherwise have an interest in Proposal 1 that differs from that of any of our other stockholders.

Required Vote

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the Special Meeting is required for approval of Proposal 1. Abstentions will have the effect of a vote “against” the Equity Issuance. Broker non-votes, if any, will have no effect on the approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE EQUITY ISSUANCE.

PROPOSAL 2: APPROVAL AND ADOPTION OF

THE FOURTH A&R CERTIFICATE OF INCORPORATION

In connection with the Exchange Offer and the terms of the Support Agreement, the Company is seeking stockholder approval to amend and restate its Third Amended and Restated Certificate of Incorporation to authorize the issuance of up to 100 shares of each of two new classes of common stock, Class D common stock and Class E common stock.

On [●], 2016, the Board adopted resolutions (1) approving and declaring advisable an amendment and restatement of the Third A&R Certificate of Incorporation to authorize the issuance of up to 100 shares of each of two new classes of common stock, Class D common stock and Class E common stock, (2) directing that the Fourth A&R Certificate of Incorporation be submitted to the holders of our Class A common stock and Class C common stock for their approval and adoption and (3) recommending that the holders of our Class A common stock and Class C common stock approve and adopt the Fourth A&R Certificate of Incorporation.

The description of the Fourth A&R Certificate of Incorporation in this Proxy Statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Fourth A&R Certificate of Incorporation, the form of which is attached to this Proxy Statement as Annex A and for convenience is marked to show the changes from the Third A&R Certificate of Incorporation, with deleted text shown in strikethrough and added or moved text shown as underlined. Even if specific amendments to the Third A&R Certificate of Incorporation are not fully described below, the approval of Proposal 2 shall constitute the requisite approval of the adoption of the Fourth A&R Certificate of Incorporation, in the form attached to this proxy statement as Annex A, as required by Delaware law. Accordingly, you should read the full text of Fourth A&R Certificate of Incorporation.

Upon stockholder approval and adoption of the Fourth A&R Certificate of Incorporation, the Board may determine the exact timing of the filing of the Fourth A&R Certificate of Incorporation based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. The Fourth A&R Certificate of Incorporation will be effected by filing the Fourth A&R Certificate of Incorporation with the Secretary of State of the State of Delaware.

Upon the effectiveness of the Fourth A&R Certificate of Incorporation, the Company will be authorized to issue up to 100 shares of each of Class D common stock and Class E common stock.

The Board reserves the right to elect to abandon the Fourth A&R Certificate of Incorporation notwithstanding stockholder approval of the Fourth A&R Certificate of Incorporation, if the Board determines in its sole discretion that the Fourth A&R Certificate of Incorporation is no longer in the best interests of the Company and its stockholders. If the Board abandons the Fourth A&R Certificate of Incorporation prior to filing it with the Secretary of State of the State of Delaware, no shares of Class D common stock or Class E common stock will be authorized for issuance.

Purpose of the Fourth A&R Certificate of Incorporation

In connection with the Exchange Offer and pursuant to the terms of the Support Agreement, the Company has agreed that for the period that (i) Angelo, Gordon & Co., any affiliate thereof and any investment fund managed or controlled by Angelo, Gordon & Co., or any affiliate thereof (collectively, “Angelo Gordon”), one of the Supporting Holders, holds at least 5.5% of the common equity of the Company, Angelo Gordon shall have the right to appoint one director to the Board (the “Class D Director”) and (ii) Q Investments, LP (“Q Investments”), Waddell & Reed Investment Management Company and Ivy Investment Management Company, any affiliate of the foregoing and any investment fund managed or controlled by any of the foregoing, or any affiliate thereof (collectively,

“Q/Waddell”), each Supporting Holders, collectively hold at least 5.0% of the common equity of the Company, Q/Waddell shall have the right to appoint one director to the Board (the “Class E Director”).

In order to provide Angelo Gordon and Q/Waddell with the governance rights specified in the Support Agreement, the Company has agreed on the Settlement Date to enter into an investor stock purchase agreement with Angelo Gordon, Q Investments and Waddell, pursuant to which the Company will issue 100 shares of Class D common stock to Angelo Gordon and 100 shares of Class E common stock, in the aggregate, to Q Investments and Waddell. Holders of Class D common stock will be entitled to vote separately, without the holders of Class A common stock, Class C common stock or Class E common stock, with respect to the election of the Class D Director. Holders of Class E common stock will be entitled to vote separately, without the holders of Class A common stock, Class C common stock or Class D common stock, with respect to the election of the Class E Director.

At such time as Angelo Gordon ceases to hold at least 5.5% of the common equity of the Company, the shares of Class D common stock held by Angelo Gordon shall immediately and automatically convert into an equal number of shares of Class A common stock. At such time as Q/Waddell collectively owns less than 5.0% of the common equity of the Company, the shares of Class E common stock held by Q/Waddell shall immediately and automatically convert into an equal number of shares of Class A common stock.

The shares of Class D common stock and Class E common stock issued to the Supporting Holders will not have any voting rights, other than with respect to the election of the Class D Director or Class E Director, as applicable, or as provided by law. The holders of Class D common stock and Class E common stock will share equally on a per share basis with the holders of Class A common stock and Class C common stock (and warrants for Class A common stock) with respect to dividends or other distributions that may be declared by the Board from time to time or in the liquidation or winding up of the Company. For further information on the voting, economic and other rights associated with the Class D common stock and the Class E common stock, and information regarding the conversion and transfer of the Class D common stock and the Class E common stock, see the form of the Fourth A&R Certificate of Incorporation, attached as Annex A to this Proxy Statement.

Impact on Stockholders of Approval or Disapproval of this Proposal

If this proposal is not approved, the stockholder approval condition to the consummation of the Exchange Offer will not be satisfied and we may be unable to consummate the Exchange Offer. If we do not consummate the Exchange Offer, we will be unable to exchange and cancel the Outstanding Notes tendered in the Exchange Offer. Consequently, we will be unable to reduce and extend the maturity of our outstanding indebtedness, or reduce our annual interest expense as contemplated by the Exchange Offer.

If we are not able to consummate the Exchange Offer, we will consider all viable refinancing alternatives available to us at such time. However, a viable refinancing alternative arrangement may not be available or, if available, may not be on terms as favorable to our creditors and equity holders as the terms of the Exchange Offer. Such alternatives may be expensive and may have an uncertain timeline. We may be required to seek protection from our creditors through a bankruptcy filing. If so, the expenses of any such filing would reduce the assets available for payment or distribution to our creditors and, if applicable, stockholders.

Interests of Certain Persons in Proposal 2

No shares of Class D common stock or Class E common stock will be issued to any of our officers or directors and none of our officers or directors otherwise have an interest in Proposal 2 that differs from that of any of our other stockholders.

Required Vote

The affirmative vote of a majority of the voting power of the shares entitled to vote on the matter at the Special Meeting is required for approval of Proposal 2. Abstentions and broker non-votes will have the effect of a vote “against” the adoption of the Fourth A&R Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FOURTH A&R CERTIFICATE OF INCORPORATION.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING,

IF NECESSARY OR ADVISABLE

Our stockholders are being asked to consider and vote upon an adjournment by stockholders of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Equity Issuance or the approval and the adoption of the Fourth A&R Certificate of Incorporation.

Required Vote

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the Special Meeting is required for approval of Proposal 3. Abstentions will have the effect of a vote “against” the adjournment. Broker non-votes, if any, will have no effect on the approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR ADVISABLE.

OTHER MATTERS

Our By-Laws provide that only business within the purpose described in a notice of special meeting may be conducted at a special meeting of stockholders. Accordingly, no business other than Proposals 1, 2 and 3 shall be conducted at the Special Meeting.

SOLICITATION OF PROXIES AND HOUSEHOLDING

We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee of $[●] plus reimbursement of out of pocket expenses. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold of record.

From time to time, we may, and if you hold any shares of our common stock in “street name,” your bank, broker or other nominee, may participate in the practice of “householding” proxy soliciting material. This means that if you reside in the same household as other stockholders of record or beneficial owners of our common stock, you may not receive your own copy of our proxy materials, even though each stockholder receives his or her own proxy card. If your household received one set of proxy materials and you are a stockholder of record who would like to receive additional copies of our proxy materials, you may request a duplicate set by contacting our Corporate Secretary at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305 or at the following telephone number: (404) 949-0700. If you share an address with other stockholders of record and your household received multiple sets of proxy materials, and you would like for your household to receive a single copy of our proxy materials, you may make such a request by contacting our Corporate Secretary at our principal executive offices listed above. If you hold your shares in “street name,” please contact your bank, broker or other nominee directly to request a duplicate set of proxy materials or to reduce the number of copies of our proxy materials that are sent to your household.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

In accordance with the rules of the SEC, if you wish to submit a proposal to be brought before the 2017 annual meeting of stockholders, we must receive your proposal by not later than December 30, 2016, in order for it to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it as more fully described in our By-laws. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested. In addition, in accordance with our By-laws, for any proposal to be submitted by a stockholder for a vote at the 2017 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such proposal not later than March 11, 2017.

WE WILL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY (WITHOUT EXHIBITS UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE DIRECTED TO CORPORATE SECRETARY, CUMULUS MEDIA INC., 3280 PEACHTREE ROAD, N.W., SUITE 2300, ATLANTA, GEORGIA 30305.

By Order of the Board of Directors

Richard S. Denning

Corporate Secretary

Dated: December [●], 2016

ANNEX A

FORM OF

~~THIRD~~FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CUMULUS MEDIA INC.

~~(as amended through October 12, 2016)~~

Cumulus Media Inc., a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

1. The name of the corporation is “Cumulus Media Inc.” (referred to herein as the “Company”).

2. The Certificate of Incorporation of the Company originally was filed with the Secretary of State of the State of Delaware on November 8, 2001.

3. The name under which the Company was originally incorporated was “AA Blocker Acquisition Corp.,” which was changed by amendment to the Certificate of Incorporation of the Company to “Cumulus Delaware Inc.” on May 30, 2002, and which was changed by amendment to the Certificate of Incorporation of the Company to “Cumulus Media Inc.” on July 31, 2002. The Certificate of Amendment of the Company was amended and restated on July 31, 2002, ~~and~~ further amended and restated on July 29, 2011, further amended and restated on September 16, 2011 and further amended on October 12, 2016.

4. This ~~Third~~Fourth Amended and Restated Certificate of Incorporation amends and restates the provisions of the ~~second~~Third Amended and Restated Certificate of Incorporation of the Company and has been duly adopted by the Board of Directors and the stockholders of the Company and duly executed and acknowledged by the officers of the Company in accordance with the provisions of Sections 103, 228, 242 and 245 of the Delaware General Corporation Law.

5. The text of the ~~second~~Third Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Company is Cumulus Media Inc.

ARTICLE II

REGISTERED AGENT AND REGISTERED OFFICE

The registered agent of the Company is The Corporation Trust Company and the registered office of the Company is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE III

PURPOSE

The purpose or purposes for which the Company is organized is the transaction of any or all lawful business for which corporations may be incorporated under the DGCL. The Company shall have perpetual existence.

ARTICLE IV

AUTHORIZED SHARES

The aggregate number of shares which the Company is authorized to issue is 268,830,609, divided into ~~four~~six classes consisting of: (i) 93,750,000 shares designated as Class A Common Stock, $.01 par value per share (hereinafter referred to as the “Class A Common Stock”); (ii) 75,000,000 shares designated as Class B Common Stock, $.01 par value per share (hereinafter referred to as the “Class B Common Stock”); (iii) 80,609 shares designated as Class C Common Stock, $.01 par value per share (hereinafter referred to as the “Class C Common Stock”); ~~and~~ (iv) 100 shares designated as Class D Common Stock, $.01 par value per share (hereinafter referred to as the “Class D Common Stock”); (v) 100 shares designated as Class E Common Stock, $.01 par value per share (hereinafter referred to as the “Class E Common Stock”); and (vi) 100,000,000 shares of Preferred Stock, $.01 par value per share (hereinafter referred to as the “Preferred Stock”). The Class A Common Stock, Class B Common Stock, ~~and~~ Class C Common Stock, Class D Common Stock and Class E Common Stock shall be referred to collectively herein as the “Common Stock~~”. Effective upon the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (the “Effective Time”) each eight shares of each class of Common Stock shall, without any action on the part of the holder thereof, be reclassified and converted into one fully paid and nonassessable share of the same class of Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued as a result of the Reverse Stock Split. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock shall, in lieu of such fractional share, be entitled to receive one more share of the same class of Common Stock by virtue of rounding up such fractional share to the next highest whole share. Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock or Class C Common Stock (“Old Certificates”) shall only represent the number of whole shares of Class A Common Stock or Class C Common Stock into which the shares of Class A Common Stock or Class C Common Stock formerly represented by such Old Certificate were converted as a result of the Reverse Stock Split.~~.”

ARTICLE V

TERMS OF COMMON STOCK

Except with regard to voting and conversion rights, shares of Class A Common Stock, Class B Common Stock, ~~and~~ Class C Common Stock, Class D Common Stock and Class E Common Stock are identical in all respects. The preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the Common Stock and the various classes of Common Stock shall be as follows:

SECTION 1. VOTING RIGHTS.

(a) General Rights. The holders of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held on the record date therefor on any matter submitted to a vote of the stockholders of the Company. Except as may be required by law or by Section 1(~~b~~d) of this Article V, the holders of shares of Class B Common Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Company. The holders of shares of Class C Common Stock shall be entitled to ten (10) votes for each share of Class C Common Stock held on the record date therefor on any matter submitted to a vote of the stockholders of the Company. Except as may be required by law or by Sections 1(b) and 1(d) of this Article V, the holders of shares of Class D Common Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Company. Except as may be required by law or by Sections 1(c) and 1(d) of this Article V, the holders of shares of Class E Common Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Company.

(b) Notwithstanding Sections 1(a) and 1(e) of this Article V, holders of Class D Common Stock shall be entitled to vote separately, without the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class E Common Stock or Preferred Stock, with respect to the election of the Class D Director.

(c) Notwithstanding Sections 1(a) and 1(e) of this Article V, holders of Class E Common Stock shall be entitled to vote separately, without the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Preferred Stock, with respect to the election of the Class E Director.

(~~b~~d) Notwithstanding Sections 1(a) and 1(~~c~~e) of this Article V, holders of Class B Common Stock ~~and~~, Class C Common Stock, Class D Common Stock and Class E Common Stock shall each be entitled to a separate class vote on any amendment or modification of any specific rights or obligations of the holders of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock, respectively, and/or any amendment or modification that does not similarly affect the rights or obligations of the holders of Class A Common Stock.

(~~c~~e) Voting in General. The holders of Class A Common Stock and the holders of Class C Common Stock shall vote together, as a single class, on all matters submitted for a vote to the stockholders of the Company.

(~~d~~f) No Action by Stockholders Without a Meeting. All actions of the stockholders of the Company must be taken at an annual or special meeting of the stockholders of the Company and may not be taken by written consent without a meeting.

(~~e~~g) Special Meeting of Stockholders. Special meetings of stockholders of the Company may be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer of the Company or (iii) by the Board of Directors upon the demand, in accordance with procedures in Section 2.2 of the by-laws of the Company, of the holders of record of shares representing at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.

SECTION 2. DIVIDENDS.

After payment of the preferential amounts to which the holders of any shares ranking prior to the Common Stock shall be entitled, the holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, from funds lawfully available therefor, such dividends as may be declared by the Board of Directors of the Company from time to time. When and as dividends are declared on Common Stock, the holders of shares of each class of Common Stock will be entitled to share ratably in such dividend according to the number of shares of Common Stock held by them; provided, however, that in the case of dividends or other distributions payable on Common Stock in shares of Common Stock, including distributions pursuant to share splits or dividends, only Class A Common Stock will be distributed with respect to Class A Common Stock, only Class B Common Stock will be distributed with respect to Class B Common Stock, ~~and~~ only Class A Common Stock will be distributed with respect to Class C Common Stock, only Class D common stock will be distributed with respect to Class D Common Stock and only Class E common stock will be distributed with respect to Class E Common Stock. In the event any class of Common Stock is split, divided or combined, each other class of Common Stock simultaneously shall be proportionately split, divided or combined. The holders of shares of Common Stock and, to the extent required by the warrant agreement or agreements, entered into between the Company and the warrant agent thereunder on or about the date of the Effective Time (as amended, modified or otherwise restated from to time to time collectively referred to as the “Warrant Agreements”), the holders of warrants to purchase Common Stock issued pursuant to the Warrant Agreements (the “Warrants”) shall be entitled to participate in such dividends ratably on a per share basis (in the case of holders of Warrants, based upon their ownership of Common Stock underlying their Warrants on an as-exercised basis); provided, that no such distribution shall be made to holders of Warrants, Class A Common Stock, Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock if (i) ~~an FCC ruling, regulation or policy~~ the Communications Act or FCC Regulations prohibits such distribution to holders of Warrants or (ii) the Company’s FCC counsel opines that such distribution is reasonably likely to cause (a) the Company to violate any applicable ~~FCC rules or regulations~~provision of the Communications Act or FCC Regulations or (b) any such holder of Warrants to be deemed to hold an attributable interest in the Company under FCC Regulations.

SECTION 3. LIQUIDATION, DISSOLUTION OR WINDING-UP.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any shares ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of shares of the Class A Common Stock, ~~the~~ Class B Common Stock, ~~and the~~ Class C Common Stock, Class D Common Stock and Class E Common Stock shall be entitled to share pro rata in the remaining assets of the Company in proportion to the respective number of shares of Common Stock held by each holder compared to the aggregate number of shares of Common Stock outstanding.

SECTION 4. MERGER OR CONSOLIDATION.

In the event of a merger or consolidation of the Company, shares of Class A Common Stock, Class B Common Stock, ~~and~~ Class C Common Stock, Class D Common Stock and Class E Common Stock shall be treated identically, except with respect to voting and conversion rights as specifically described in this Article V; provided, however, that, in all cases without exception, the consideration received for each share of Class A Common Stock, Class B Common Stock, ~~and~~ Class C Common Stock, Class D Common Stock and Class E Common Stock as part of any such merger or consolidation shall be identical.

SECTION 5. CONVERTIBILITY AND TRANSFER.

(a) Conversion of Class B Common Stock. Each holder of Class B Common Stock is entitled to convert at any time or times all or any part of such holder’s shares of Class B Common Stock into an equal number of shares of Class A Common Stock; provided, however, that to the extent that such conversion would result in the holder holding more than 4.99% of the Class A Common Stock following such conversion, the holder shall first deliver to the Company an ownership certification in form and substance reasonably satisfactory to the Company for the purpose of enabling the Company (a) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC ~~rules and regulations~~Regulations and (b) to obtain any necessary approvals from the FCC or the United States Department of Justice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to convert (including upon transfer as set forth in Section 5(~~c~~e)(i) of this Article V) any share of Class B Common Stock if the Company reasonably and in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act.

(b) Conversion of Class C Common Stock. Each holder of Class C Common Stock is entitled to convert at any time or times all or any part of such holder’s shares of Class C Common Stock into an equal number of shares of Class A Common Stock; provided, however, that to the extent that such conversion would result in the holder holding more than 4.99% of the Class A Common Stock following such conversion, the holder shall first deliver to the Company an ownership certification in form and substance reasonably satisfactory to the Company for the purpose of enabling the Company (a) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC ~~rules and regulations~~Regulations and (b) to obtain any necessary approvals from the FCC or the United States Department of Justice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to convert (including upon transfer as set forth in Section 5(~~c~~e)(ii) of this Article V) any share of Class C Common Stock if the Company reasonably and in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act. In the event of the death of any Principal or the Disability of any Principal which results in termination of such Principal’s employment with the Company, each share of Class C Common Stock held by such deceased or disabled Principal or any Related Party or Affiliate of such deceased or disabled Principal shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class C Common Stock with respect to such converted shares, but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class C Common Stock have converted pursuant to this Section 5(b). Such holder shall exchange the certificates representing such converted Class C Common Stock for certificates representing Class A Common Stock.

(c) Conversion of Class D Common Stock. (i) Each holder of Class D Common Stock is entitled to convert at any time or times all or any part of such holder’s shares of Class D Common Stock into an equal number of shares of Class A Common Stock; and (ii) upon an AG Decrease Event, each share of Class D Common Stock then outstanding shall automatically be converted into one (1) share of Class A Common Stock. In either event, the holder of such converted shares shall have no further rights as a holder of Class D Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class D Common Stock have converted pursuant to this Section 5(c); provided, however, that in each case to the extent that such conversion would result in the holder holding more than 4.99% of the Class A Common Stock following such conversion, the holder shall first deliver to the Company an ownership certification in form and substance reasonably satisfactory to the Company for the purpose of enabling the Company (a) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC Regulations and (b) to obtain any necessary approvals from the FCC or the United States Department of Justice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to convert (including upon transfer as set forth in Section 5(e)(iii) of this Article V) any share of Class D Common Stock if the Company reasonably and in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act; provided, further, that in the event a holder of Class D Common Stock is precluded from converting any shares of its Class D Common Stock into Class A Common Stock in accordance with the foregoing provisions of this section following an AG Decrease Event, the voting rights conferred upon those unconverted shares of Class D Common Stock pursuant to Section 1(b) shall be null and void, including with respect to the appointment and election of the Class D Director.

(d) Conversion of Class E Common Stock. (i) Each holder of Class E Common Stock is entitled to convert at any time or times all or any part of such holder’s shares of Class E Common Stock into an equal number of shares of Class A Common Stock; and (ii) upon a Q/Waddell Decrease Event, each share of Class E Common Stock then outstanding shall, automatically be converted into one (1) share of Class A Common Stock. In either event, the holder of such converted shares shall have no further rights as a holder of Class E Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class E Common Stock have converted pursuant to this Section 5(d); provided, however, that in each case to the extent that such conversion would result in the holder holding more than 4.99% of the Class A Common Stock following such conversion, the holder shall first deliver to the Company an ownership certification in form and substance reasonably satisfactory to the Company for the purpose of enabling the Company (a) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC Regulations and (b) to obtain any necessary approvals from the FCC or the United States Department of Justice. Notwithstanding anything to the contrary contained herein, the Company shall not be required to convert (including upon transfer as set forth in Section 5(e)(iv) of this Article V) any share of Class E Common Stock if the Company reasonably and in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act; provided, further, that in the event a holder of Class E Common Stock is precluded from converting any shares of its Class E Common Stock into Class A Common Stock in accordance with the foregoing provisions of this section following a Q/Waddell Decrease Event, the voting rights conferred upon those unconverted shares of Class E Common Stock pursuant to Section 1(c) shall be null and void, including with respect to the appointment and election of the Class E Director.

(~~c~~e) Transfer of Certain Shares.

(i) Subject to Section 6 of this Article V, a record or beneficial owner of shares of Class B Common Stock may transfer such shares (whether by sale, assignment, gift, bequest, appointment or otherwise) to any transferee. Concurrently with any such transfer, each such transferred share of Class B Common Stock shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class B Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class B Common Stock have converted pursuant to this Section 5(~~c~~e)(i). Such holder shall exchange the certificates (if certificated) representing such converted shares of Class B Common Stock for certificates representing Class A Common Stock.

(ii) Subject to Section 6 of this Article V, a record or beneficial owner of shares of Class C Common Stock may transfer such shares (whether by sale, assignment, gift, bequest, appointment or otherwise) to any transferee; provided, however, that if the transferee is not an Affiliate or a Related Party of a Principal, then, concurrently with any such transfer, each such transferred share of Class C Common Stock shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class C Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class C Common Stock have converted pursuant to this Section 5(~~c~~e)(ii). Such holder shall exchange the certificates (if certificated) representing such converted Class C Common Stock for certificates representing Class A Common Stock.

(iii) Subject to Section 6 of this Article V, a record or beneficial owner of shares of Class D Common Stock may transfer such shares (whether by sale, assignment, gift, bequest, appointment or otherwise) to any transferee; provided, however, that if the transferee is not an AG Affiliated Party, then, concurrently with any such transfer, each such transferred share of Class D Common Stock shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class D Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class D Common Stock have converted pursuant to this Section 5(e)(iii). Such holder shall exchange the certificates (if certificated) representing such converted shares of Class D Common Stock for certificates representing Class A Common Stock.

(iv) Subject to Section 6 of this Article V, a record or beneficial owner of shares of Class E Common Stock may transfer such shares (whether by sale, assignment, gift, bequest, appointment or otherwise) to any transferee; provided, however, that if the transferee is not a Q Investments Affiliated Party or a Waddell Affiliated Party, then, concurrently with any such transfer, each such transferred share of Class E Common Stock shall automatically be converted into one (1) share of Class A Common Stock. The holder of such converted shares shall have no further rights as a holder of Class E Common Stock with respect to such converted shares but shall be deemed to have become the holder of the number of shares of Class A Common Stock into which such shares of Class E Common Stock have converted pursuant to this Section 5(e)(iv). Such holder shall exchange the certificates (if certificated) representing such converted shares of Class E Common Stock for certificates representing Class A Common Stock.

(~~d~~f) Condition Precedent to Transfer or Conversion. As a condition precedent to any transfer or conversion of any shares of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock by the holder thereof, the transferor shall give the Company not less than five (5) business days’ prior written notice of any intended transfer or conversion and the intended transferee or the Person who will hold the converted shares, as applicable, and shall promptly provide the Company, in addition to the information required in Section 5(a) ~~and~~, Section 5(b), Section 5(c) and Section 5(d) with any information reasonably requested by the Company to ensure compliance with applicable law.

(~~e~~g) Conversion.

(i) Effective Time of Conversion. Subject to Section 5(a) ~~and~~, 5(b), 5(c) and 5(d), the conversion of shares of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock, as the case may be, will be deemed to have been effected as of the close of business on the date on which occurs the last to occur of the following events:

(A) The certificate or certificates representing the shares of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock to be converted have been surrendered to the principal office of the Company with duly executed conversion instructions and, if applicable, transfer instructions; and

(B) All information requested by the Company has been provided to the Company and Company has made a reasonable and good faith determination that such conversion does not violate the FCC ownership and transfer restrictions set forth in Section 6 of this Article V.

At such time as such conversion has been effected, the rights of the holder of such shares will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of the Class A Common Stock so issuable by reason of the conversion.

(ii) Deliveries Upon Conversion. As soon as possible after a conversion has been effected (but in any event within five (5) business days), the Company will deliver to the converting holder:

(A) a certificate or certificates representing the number of shares of Class A Common Stock issuable by reason of such conversion, or as the case may be, the book entry into the stock ledger of the Company for shares issuable upon conversion shall be deemed to have been made, in such name or names and such denominations as the converting holder has specified; and

(B) a certificate representing any shares of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock which were represented by the certificate or certificates delivered to the Company, or as the case may be, the book entry into the stock ledger of the Company, in connection with such conversion but which were not converted.

(iii) No Charges. The issuance of certificates for shares of Class A Common Stock upon conversion of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock will be made without charge to the holders of such Common Stock for any issuance tax in respect of such issuance or other costs incurred by the Company in connection with such conversion and the related issuance of shares of Class A Common Stock, except for any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the surrendered certificate is registered. Upon conversion of a share of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock, the Company will take all such actions as are necessary in order to ensure that the Class A Common Stock issued or issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

(iv) No Adverse Action. The Company will not close its books against the transfer of Class A Common Stock issued or issuable upon conversion of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock in any manner which interferes with the timely conversion of Class B Common Stock ~~or~~, Class C Common Stock, Class D Common Stock or Class E Common Stock.

(v) Sufficient Shares. The Company shall at all times have authorized, reserved and set aside a sufficient number of shares of Class A Common Stock for the conversion of all shares of Class B Common Stock ~~and~~, Class C Common Stock, Class D Common Stock and Class E Common Stock then outstanding.

SECTION 6. FCC MATTERS.

To the extent necessary to comply with the Communications Act and FCC Regulations, the Board of Directors may (i) take any action it believes necessary to prohibit the ownership or voting of more than 25% of the Company’s outstanding Capital Stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any entity organized under the laws of a foreign country (collectively “Aliens”), or by any other entity (a) that is subject to or deemed to be subject to control by Aliens on a de jure or de facto basis or (b) owned by, or held for the benefit of, Aliens in a manner that would cause the Company to be in violation of the Communications Act or FCC Regulations; (ii) prohibit any transfer of the Company’s stock which the Company believes could cause more than 25% of the Company’s outstanding Capital Stock to be owned or voted by or for any person or entity identified in the foregoing clause (i); (iii) prohibit the ownership, voting or transfer of any portion of its outstanding Capital Stock to the extent the ownership, voting or transfer of such portion would cause the Company to violate or would otherwise result in violation of any provision of the Communications Act or FCC Regulations; ~~and~~ (iv) redeem Capital Stock to the extent necessary to bring the Company into compliance with the Communications Act or FCC Regulations or to prevent the loss or impairment of any of the Company’s FCC licenses~~.~~ and other authorizations; and (v) take any action it believes necessary to prevent any holder of the Company’s Capital Stock from asserting any contractual or other right or taking any other action that would (a) result in a violation of the Communications or FCC Regulations or (b) enable such holder to take action that would be inconsistent with proscriptions in the Communications Act or FCC Regulations.

SECTION 7. LEGEND.

Each Certificate representing shares of Common Stock shall bear a legend setting forth the restrictions on transfer and ownership which apply to the shares represented by such Certificate.

SECTION 8. DEFINITIONS.

For the purposes of this certificate of incorporation, the following capitalized terms shall have the meanings set forth below:

“Advancement of Expenses” shall be defined as set forth in Article XI.

~~“Affiliate” shall be defined as set forth in Rule 144 promulgated under the Securities Act.~~

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AG Affiliated Party” means Angelo Gordon and any Affiliate thereof and any investment fund managed or controlled by Angelo Gordon or any Affiliate thereof; provided that the following Persons shall not be deemed to be Affiliates of Angelo Gordon or any of its Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which Angelo Gordon & Co. or any of its Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of Angelo Gordon or any of its Affiliates.

“AG Decrease Event” means the first time the AG Affiliated Parties cease to hold at least 5.5% of the Class A Common Stock (calculated as if all Class D Common Stock and any warrants with respect to any Class A Common Stock held by the AG Affiliated Parties were converted pursuant to their terms).

“Aliens” shall be defined as set forth in Section 6 of this Article V.

“Angelo Gordon” means Angelo, Gordon & Co.

“Capital Stock” means all shares now or hereafter authorized of any class or series of capital stock of the Company which has the right to participate in the distribution of the assets and earnings of the Company, including Common Stock and any shares of capital stock into which Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Common Stock, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

“Class A Common Stock” shall be defined as set forth in Article IV.

“Class B Common Stock” shall be defined as set forth in Article IV.

“Class C Common Stock” shall be defined as set forth in Article IV.

“Class D Common Stock” shall be defined as set forth in Article IV.

“Class D Director” shall mean the one (1) Director initially appointed by the AG Affiliated Parties and subject to election solely by the AG Affiliated Parties as the holders of Class D Common Stock.

“Class E Common Stock” shall be defined as set forth in Article IV.

“Class E Director” shall mean the one (1) Director initially appointed by the Q Investments Affiliated Parties and the Waddell Affiliated Parties and subject to election solely by the Q Investments Affiliated Parties and the Waddell Affiliated Parties as the holders of Class E Common Stock.

“Common Stock” shall be defined as set forth in Article IV.

“Communications Act” shall mean the Communications Act of 1934, as amended.

“Company” shall mean Cumulus Media Inc., a Delaware corporation.

“Director” shall mean a member of the Board of Directors of the Company.

“DGCL” shall mean General Corporation Law of Delaware, as amended from time to time.

“Disability” shall mean the inability of the Principal to perform his duties to the Company on account of physical or mental illness or incapacity for a period of four and one-half (4 1/2) consecutive months, or for a period of one hundred thirty-five (135) calendar days, whether or not consecutive, during any three hundred sixty-five (365) day period, as a result of a condition that is treated as a total or permanent disability under the long-term disability insurance policy of the Company that covers the Principal.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“FCC” shall mean the Federal Communications Commission.

“FCC Approvals” shall be defined as set forth in Section 6 of this Article V.

“FCC Regulations” shall mean the rules, regulations or policies promulgated by the FCC and in effect from time to time.

“Final Adjudication” shall be defined as set forth in Article XI.

“Indemnitee” shall be defined as set forth in Article XI.

“Person” shall include any individual, entity, or group within the meaning of Section 13(d)(3) of the Exchange Act.

“Preferred Stock” shall be defined as set forth in Article IV.

“Principal” means Lewis W. Dickey, Jr.

“Proceeding” shall be defined as set forth in Article XI.

“Q Investments” means Q Investments, LP.

“Q Investments Affiliated Party” means Q Investments and any Affiliate thereof and any investment fund managed or controlled by Q Investments or any Affiliate thereof; provided that the following Persons shall not be deemed to be Affiliates of Q Investments or any of its Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which Q Investments or any of its Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of Q Investments or any of its Affiliates.

“Q/Waddell Decrease Event” means the first time the Q Investments Affiliated Parties and the Waddell Affiliated Parties, collectively, cease to hold at least 5.0% of the Class A Common Stock (calculated as if all Class E Common Stock and any warrants with respect to any Class A Common Stock held by the Q Investments Affiliated Parties and the Waddell Affiliated Parties were converted pursuant to their terms).

“Related Party” with respect to any Principal means (a) any spouse or immediate family member of such Principal, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an eighty percent (80%) or more controlling interest of which consist of such Principal and/or other Persons referred to in the immediately preceding clause (a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Undertaking” shall be defined as set forth in Article XI.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of Directors.

“Waddell” means Waddell & Reed Investment Management Company and Ivy Investment Management Company.

“Waddell Affiliated Party” means Waddell and any Affiliate thereof and any investment fund managed or controlled Waddell or any Affiliate thereof; provided that the following Persons shall not be deemed to be Affiliates of Waddell or any of their Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which either of Waddell or any of their Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of either of Waddell or any of their Affiliates.

“Warrant” shall be as defined in Section 2 of this Article V.

“Warrant Agreements” shall be as defined in Section 2 of this Article V.

ARTICLE VI

TERMS OF PREFERRED STOCK

The Board of Directors is hereby authorized to issue shares of undesignated Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company or any other corporation, and the price or prices or the rates of exchange applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof; all as shall be determined from time to time by the Board of Directors in the resolution or resolutions providing for the issuance of such Preferred Stock and set forth in a certificate of designations.

ARTICLE VII

NO CUMULATIVE VOTING

No holder of any shares of any class of stock of the Company shall be entitled to cumulative voting rights in any circumstances.

ARTICLE VIII

NO PRE-EMPTIVE RIGHTS

No stockholders shall have any pre-emptive rights to acquire unissued shares of the Company or securities of the Company convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE IX

ELECTION BY WRITTEN BALLOT NOT REQUIRED

Elections of Directors need not be by written ballot except and to the extent provided in the by-laws of the Company.

ARTICLE X

LIMITATION OF LIABILITY OF DIRECTORS

To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article X will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

ARTICLE XI

INDEMNIFICATION

(a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that the person is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) of this Article XI with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

(b) Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Article XI shall include the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this paragraph (b) or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in paragraphs (a) and (b) of this Article XI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

(c) Right of Indemnitee to Bring Suit. If a claim under paragraphs (a) and (b) of this Article XI is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article XI or otherwise shall be on the Company.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company’s certificate of incorporation, by-laws, any agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance. The Company may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the

Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

(f) Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article XI with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

ARTICLE XII

BOARD OF DIRECTORS

The business and affairs of the Company shall be managed by and under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by statute or this certificate of incorporation directed or required to be exercised or done by the stockholders. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Company, whether or not there exist any vacancies in previously authorized directorships, but in no event shall the number of directors be fewer than seven (7) (provided that for such period as any of the Class D Common Stock and Class E Common Stock has the right to elect or appoint a director, such number of directors shall be at least nine (9) in order to permit such election or appointment) or greater than eleven (11). No director need be a stockholder.

ARTICLE XIII

AMENDMENT OF BY-LAWS

In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Company, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Company may in its by-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

IN WITNESS WHEREOF, the Corporation has caused this ~~Third~~Fourth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer as of the ~~16th~~[    ] day of ~~September, 2011~~ [                ], [                ].

CUMULUS MEDIA INC.
By:	~~/s/ Richard Denning~~
Richard S. Denning Senior Vice President, Secretary and General Counsel

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [●], 2017
Vote by Internet
• Go to www.investorvote.com/CMLS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3.

	For	Against	Abstain		For	Against	Abstain
1. Proposal to approve, in accordance with NASDAQ Rules, the issuance of additional shares of our Class A common stock.	☐	☐	☐	3. Proposal to approve the adjournment of the Special Meeting, if necessary or advisable.	☐	☐	☐

2. Proposal to approve and adopt an amendment and restatement of our Certificate of Incorporation to authorize the issuance of two new classes of common stock.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CUMULUS MEDIA INC.

CUMULUS MEDIA INC. SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Mary G. Berner, John Abbot and Richard S. Denning (the “Proxies”), and each of them, with the power of substitution to represent and vote, as set forth below, all of the shares of stock of Cumulus Media Inc. (the “Company”) held of record by the undersigned at the close of business on December [●], 2016, at the Special Meeting of Stockholders of the Company to be held on [●], 2017, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess, as if the undersigned were present personally at such meeting or any adjournments or postponements thereof. The Board of Directors of the Company recommends a vote FOR each of Proposals 1, 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of Proposals 1, 2 and 3. The Proxies are hereby authorized to vote in accordance with their best judgment on any other matter that may properly come before the Special Meeting and all adjournments or postponements thereof.

C	Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.